ANNEX A
Schedule of Transactions in Common Shares of the Issuer
During the Past 60 Days

Date of Transaction
Quantity Purchased
Price per Share
03/20/2026
25,000
$3.23
03/19/2026
3,969
$3.24
03/18/2026
40,922
$3.29
03/17/2026
12,582
$3.29
03/16/2026
9,527
$3.27
03/13/2026
20,101
$3.27
03/12/2026
14,499
$3.28
03/11/2026
31,985
$3.31
03/10/2026
8,413
$3.33
03/06/2026
6,000
$3.32
03/05/2026
9,800
$3.36
03/04/2026
4,200
$3.29
03/03/2026
21,400
$3.28
03/02/2026
8,205
$3.35
02/27/2026
3,395
$3.34
02/26/2026
4,000
$3.40
02/25/2026
11,031
$3.35
02/24/2026
81,837
$3.29
02/23/2026
133,132
$3.14

(1) All purchases were effected through open market transactions.